UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2014

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07                      Submission of Matters to a Vote of Security Holders.

Nordson Corporation (the “Company”) held its Annual Meeting of Shareholders on February 25, 2014 (the “2014 Annual Meeting”). Of the 64,300,002 shares outstanding and entitled to vote, 92.62% (59,560,026 shares) were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareholders at the 2014 Annual Meeting are as follows:

The Company’s shareholders elected Messrs. Keithley and Merriman and Ms. Puma as directors to serve until the 2017 Annual Meeting.  The votes were cast as follows:

Directors	For	Withheld	Broker Non-Votes
Mr. Joseph P. Keithley	55,933,710	522,405	3,103,911
Mr. Michael J. Merriman, Jr.	56,057,691	398,424	3,103,911
Ms. Mary G. Puma	55,917,832	538,283	3,103,911

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2014.  The votes were cast as follows:

For	Against	Abstain
58,973,959	498,634	87,433

The Company’s shareholders approved, on a non-binding basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tabular and narrative disclosure included in the Company’s Proxy Statement for the 2014 Annual Meeting.  The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
55,272,170	962,312	221,633	3,103,911

The Company will hold the advisory vote on compensation annually until the next required vote on the frequency of shareholder votes on the compensation of executives. The Company is required to hold votes on frequency every six years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

February 27, 2014	By:	Robert E. Veillette

Name: Robert E. Veillette
Title: Vice President, General Counsel and Secretary